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                                                                    EXHIBIT 23.1



We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated May 12,2000 with respect to the consolidated financial statements of American Medical Systems Holdings, Inc., and October 26, 1999 (except for Note 10, as to which the date is November 12, 1999) with respect to the financial statements of Influence, Inc. in the Registration Statement (Pre-effective Amendment No. 1 to Form S-1 No. 333-37488) and related Prospectus of American Medical Systems Holdings, Inc. for the registration of 7,187,500 shares of common stock.


                                                     /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 29, 2000